CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors:

Powin Corporation

We hereby consent to the incorporation by reference in Registration Statement No. 333-130301 of our report dated April 7, 2010, relating to the consolidated financial statements of Powin Corporation as of December 31, 2009 and 2008 and for the years ended December 31, 2009 and 2008.  We also consent to the reference to our Firm under the caption “Experts.”

/s/ ANTON & CHIA, LLP

 Newport Beach, California